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                                                                     EXHIBIT 3.2

                                   RE-STATED

                                   BY-LAWS OF

                                CTA INCORPORATED


                                   ARTICLE I

                                    Offices

     Section 1. Principal Office. The principal place of business of the corporation shall be 7572 South Rosemary Circle, Englewood, Colorado 80110.

     Section 2. Other Offices. Other offices may be established from time to time by the Board of Directors at such place or places where the corporation is qualified to do business.

                                   ARTICLE II

                                 Capital Stock

     Section 1. Stock Certificates. The certificates for shares of the capital stock of the corporation shall be in such form, not inconsistent with the Articles of Incorporation or Colorado law as shall be approved by the Board of Directors. Each certificate shall be signed by the President or a Vice President and also by the Secretary or an Assistant Secretary and shall be sealed with the corporate seal of the corporation. In case any officer or officers who shall have signed shall have ceased to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may, nevertheless, be adopted by the corporation and be used and delivered as though the officer or officers who signed the said certificate had not ceased to be such officer or officers of the corporation.

     All certificates shall be consecutively numbered and the names of the persons owning shares represented thereby, with the number of such shares and the date of issue, shall be entered on the corporation's books.

     Section 2. Transfers of Stock. Except as otherwise provided by law, stock of the corporation shall be transferrable or assignable on the books of the corporation only by the holder thereof, in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares duly endorsed for transfer.

     Section 3. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of stockholders or entitled to receive any dividend or distribution, or any change, conversion or exchange of shares. The record date so fixed shall be not more than fifty
(50) days prior to the date of the meeting or event for the purpose of which it is fixed. If the record date is fixed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of stockholders, such date shall not be less than ten (10) days prior to the date of such meeting. When a record date is so fixed, only stockholders who are such of record on that date are entitled to notice of, and to vote at, the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after the record date. If no record date

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is set, the determination of shareholders shall be made on the first date that a notice for a stockholders' meeting is delivered or mailed to a shareholder or on the date that the Board of Directors passes a resolution entitling shareholders to receive any dividend, distribution or allotment of rights.

     The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than fifty (50) days prior to the date of a stockholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or vote at a meeting of shareholders, such books shall be closed for at least ten (10) days preceding such meeting.

     Section 4. Lost Certificates. The corporation shall issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed; and the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation, provided that the corporation shall not be required to issue a new certificate or certificates if:

     (a) The owner fails to notify the corporation that the old certificate or certificates have been lost, stolen or destroyed within a reasonable time after he has notice of it and the corporation registers a transfer of such old certificate(s) before receiving such a notification, or

     (b) The owner does not request a new certificate(s) before the corporation has notice that the old certificate(s) has been acquired by a bona fide purchaser as such term is defined in the Colorado Uniform Commercial Code - Investment Securities.

     Except as hereinabove in this section provided or as otherwise required by Colorado law, no new certificate evidencing shares of stock shall be issued unless and until the old certificate or certificates in lieu of which the new certificate is issued shall be surrendered for cancellation.

     Section 5. Dividends. The Board of Directors may, from time to time, declare and the corporation may pay dividends on its shares in cash, property, or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation or the laws of the State of Colorado.

     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.


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                                  ARTICLE III

                           Stockholders and Meetings

     Section 1. Annual Meeting. The annual meeting of the stockholders of the corporation for the election of directors and for the transaction of such other business which may properly come before the meeting shall be held on such date as the Board of Directors, by resolution, may direct, at the principal office of the corporation or at such other place within or without the State of Colorado as the Board of Directors, by resolution, may direct.

     Section 2. Special Meetings. Special meetings of the stockholders may be called by (a) the President, or (b) resolution of the Board of Directors, or
(c) the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Such meetings may be held at such place within or without the State of Colorado as is stated in the notice thereof. Said notice shall further specify the purpose for which the meeting is called.

     Section 3. Stockholders Entitled to Vote. Registered stockholders only shall be entitled to be treated by the corporation as holders in fact of the stock standing in their respective names; and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, firm, or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Colorado.

     Section 4. Notice. Written notice of every meeting of stockholders stating the time, place and purpose thereof, shall be either personally delivered or mailed not less than ten (10) nor more then fifty (50) days prior thereto (except, at least thirty (30) days' notice shall be given for a meeting called for the purpose of increasing the authorized capital stock of the corporation and at least twenty (20) days' notice shall be given for a meeting called for the purpose considering a sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation not in the usual and regular course of its business) to each stockholder of record at his last known post office address, as the same appears on the books of the corporation. If a stockholder shall have furnished a written address to the Secretary of the corporation different from that appearing on the books of the corporation, then such notice shall be mailed or delivered personally to the stockholder at such later address. The notice shall be mailed or delivered personally to the stockholders by (a) the President, (b) the Secretary, (c) the stockholders calling the meeting or (d) the transfer agent or registrar of the corporation. If three successive letters mailed to the last known address of any shareholder are returned as undeliverable, no further notices to such shareholders shall be necessary until another address for such shareholder is made known to the corporation.

     Section 5. Adjourned Meetings and Notice Thereof. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting; provided, however, that any one adjournment may be for a period not to exceed sixty (60) days.

     When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of any adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.



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     Section 6.     LIST OF STOCKHOLDERS. A complete record of the stockholders entitled to vote at any meeting or adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the officer of agent having charge of the stock transfer books at least ten (10) days before each meeting of stockholders. Such stockholder record, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without Colorado, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the stockholders who are entitled to examine such record or transfer books or to vote at any meeting of stockholders.

     Section 7. VOTING. Voting at a stockholders' meeting may be VIVA VOCE or by ballot; provided, however, that all elections for directors shall be by ballot upon demand made by a stockholder at any election and before the voting begins. Every stockholder entitled to vote at any election shall have one (1) vote for each share of stock registered in his name on the record date. Voting for directors shall NOT be cumulative.

     Section 8. PROXIES. Every shareholder entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force.

     Section 9. CHAIRMAN OF MEETING. The President of the corporation or such person as is designated by him shall preside at all meetings of stockholders.

     Section 10. ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 10.

     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation
(a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; PROVIDED, HOWEVER, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which


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notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Section 11. Advance Notice of Stockholder Proposals. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting, (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy
(70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.


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     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, however, that, once business has been properly brought before the annual meeting in accordance which such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE IV

                                   Directors

     Section 1. Number of Directors. The number of Directors shall be as determined by the Board of Directors from time to time pursuant to Section 2 of this Article but shall not consist of fewer than three persons.

     Directors, who need not be either Shareholders or residents of the State of Colorado, shall be elected at the annual meeting of Shareholders, or any adjournment thereof, and shall hold office for one year and until their respective successors shall be duly elected and qualified.

     Section 2. Increase or Decrease in Number of Directors. The number of directors may be increased or decreased from time to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

     Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, or by an election at an annual meeting, or at a special meeting of the stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified.


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     Section 4.     Removals. At any meeting of the stockholders called
expressly for that purpose, the entire Board of Directors, or any lesser number, may be removed, with or without cause, by vote of the holders of the majority of the shares entitled to vote at an election of directors. If the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Articles of Incorporation, the provisions of this section shall apply, in respect to such directors, to the vote of the holders of the outstanding shares of that class only.

     Section 5. Resignation. Any director may resign at any time by mailing or delivering or by transmitting by telegraph or cable written notice of his resignation to the President or the Secretary of the corporation. Any such resignation shall be effective at the time specified therein, or if not stated in such resignation, the effective date shall be the date said resignation is received.

     Section 6. Powers. Subject to limitations of the Articles of Incorporation, of the By-Laws, and of the laws of the State of Colorado as to action which shall be authorized or approved by the stockholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitation, it is hereby expressly declared that the directors shall have the following powers, to-wit:

     (a) To select and remove all the officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, or the By-Laws, and fix their compensation.

     (b) To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or the By-Laws, as they may deem best.

     (c) To change the principal office for the transaction of the business of the corporation and to fix and locate, from time to time, one or more subsidiary offices of the corporation within or without the State of Colorado.

     (d) To adopt, make, and use a corporate seal, and to prescribe the form of certificates of stock, and to alter the form of such seal and of such certificates, from time to time, as in their judgement they may deem best, provided such seal and such certificate shall at all times comply with the provisions of the law.

     (e) To authorize the issuance of shares of stock of the corporation, from time to time, upon such terms and for such considerations as may be lawful.

     (f) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

     (g) To declare dividends pursuant to the provisions of the laws of the State of Colorado.

     (h) A majority of the full Board of Directors may, by resolution, designate two or more directors to constitute an executive committee and one or more other committees each of which to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors in the management of the corporation, except the power to declare dividends and those powers which may not be delegated to such committees under the Colorado Corporation Code.

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     (i) Anything hereinabove to the contrary notwithstanding, the Board of
         Directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents, in the name of and on behalf of the corporation, to sign checks, drafts, or other orders for the payment of money or notes or other evidences of indebtedness, to endorse for deposit, deposit to the credit of the corporation at any bank or trust company or banking institution in which the corporation may maintain an account, cash, checks, notes, drafts, or other bankable securities or instruments, and such authority may be general or confined to specific instances as the Board of Directors may elect; but unless so authorized by the Board of Directors no officer, or agent, or employee shall have the power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it pecuniarily liable for any purpose or for any amount.

     Section 7. Annual Meeting. A meeting of each newly elected Board of Directors may be held without notice in each year immediately following the annual meeting of stockholders.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors or any committee designated by the Board may be held at such time and place as the Board of Directors or such committee determine. Notice of a regular meeting shall be delivered, mailed, telegraphed or telephoned to each director or committee member at least (20) days prior thereto. Notice of a particular meeting may be waived by the unanimous consent of the Board of Directors or the members of such committee.

     Section 9. Special Meetings. Special meetings of the Board of Directors or any committee designated by the Board may be called at any time and at any place within or without the State of Colorado. Notice of a special meeting shall be delivered, mailed, telegraphed or telephoned to each director or committee member at least twenty (20) days prior thereto. Neither the business to be transacted at, nor the purpose of such meeting need be specified in said notice. Notice of a particular meeting may be waived by the unanimous consent of the Board of Directors or the members of such committee.

     Section 10. Quorum. At all meetings of the Board of Directors a quorum shall consist of a majority of the members and a majority vote of those present shall be necessary and sufficient to constitute the act of the directors, except as otherwise provided herein, in the Articles of Incorporation or by the laws of the State of Colorado. A majority of those directors present at any directors' meeting, whether or not a quorum is present, may adjourn the meeting from time to time but in the absence of a quorum no other business may be conducted.

     Section 11. Telephone Meetings. Members of the Board of Directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or other similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. If notice of a directors' meeting or committee meeting is given such notice need not specify that one or more directors may participate in such meeting by means of conference telephone or similar communications equipment.

     Section 12. Fees and Compensation. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed one or more of the directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.


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     Section 13. Chairman of the Board. The Board of Directors may elect one of their number to fill the office of the Chairman of the Board of Directors. In the event the President of the corporation is also on the Board of Directors and no Chairman of the Board of Directors is elected, the President will act as ex officio Chairman of the Board of Directors.

     The Chairman of the Board of Directors, if such officer shall be chosen by the Board of Directors, shall preside at all meetings of the Board of Directors at which he is present. He shall, subject to the direction of the Board of Directors, have general oversight over the affairs of the corporation and shall, from time to time, consult and advise with the President in the direction and management of the corporation's business and affairs. He shall also do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

                                   ARTICLE V

                                    Officers

     Section 1. Officers. The officers of the corporation shall be a President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, and such other officers and/or agents as may be appointed and as the business of the corporation may require and the Board of Directors may deem proper. The officers need not be members of the Board of Directors or shareholders.

     Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers, and may, not inconsistent with the By-Laws, fix the powers and duties of any officer. Each officer so chosen shall hold office until his successor shall be chosen and shall qualify, unless he shall sooner resign or be removed as herein in these By-Laws provided.

     Section 3. Salaries. The salaries of the President, each Vice President, the Secretary, and the Treasurer shall be fixed by the Board of Directors. The salaries and wages of all other officers, agents, and employees of the corporation shall be fixed in regular course by the active management of the corporation, subject to approval of the Board of Directors.

     Section 4. Removals, Resignations, and Vacancies. Any officers or agents may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice by the Board of Directors, the President, or the Secretary of the corporation, unless a later time is specified in such notice of resignation; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

     A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to such office.

     Section 5. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the

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Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall have the general powers and duties of management usually vested in the office of a President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

     Until (i) the corporation is no longer subject to the provisions of
Section 8(a) of the Small Business Act (15 U.S.C. - 636(j) and 637(a)) (the "Act") or (ii) the Board of Directors, in its sole discretion, so determines, whichever first occurs, the office of President must be filled by a person determined to be eligible under the Act and such person shall control the management and day-to-day operations of the corporation.

     Section 6. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors or these By-Laws.

     Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall keep, or cause to be kept, a stock register showing the names of the stockholders, number and date of certificates issued, and the number and date of cancellation of every certificate surrendered for cancellation. He shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors as required. He shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors shall affix the same to any instrument requiring it, and when so affixed the seal shall be attested by his signature or by the signature of the Assistant Secretary, the Treasurer, or a Vice President.

     Section 8. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounting records affecting the corporation. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

     If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatsoever kind in his possession or under his control belonging to the corporation.

     Section 9. Assistants. Any assistant officer shall, in the order of their seniority, unless otherwise designated by the Board of Directors, and in the absence or disability of the officer to whom they are an assistant, perform the duties of such officer, and when so acting they shall have all the powers of, and be subject to all the restrictions upon, such officer. They shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board of Directors, the officers of the corporation, or these By-Laws.


                                   ARTICLE VI

                                 Miscellaneous

     Section 1. Accounting Period. The corporation shall keep its books and file its tax returns on a calendar year basis, unless otherwise determined by the Board of Directors.

     Section 2. Action without Meeting. Any action which under any provision of the Colorado Corporation Code may be taken at a meeting of the stockholders, the directors or a committee of the Board of Directors may be taken without a meeting if the action is evidenced by one or more written consents, setting forth the action taken and filed with the corporate records, signed by all of (i) the shareholders who would be entitled to vote upon such action, (ii) the directors or (iii) the members of such committee.

     Section 3. Waiver of Notices. Whenever any notice is required to be given to any stockholder or director under the provisions of the By-Laws, the Articles of Incorporation, or the laws of the State of Colorado, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     Section 4. Indemnification. The corporation shall have the following powers with respect to indemnification:

     (a) To indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) To indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in subparagraphs (a) or (b) or in defense of any claims, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subparagraph (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said subparagraph (a) or (b). Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in subparagraph (d), upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

(f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedures provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

(g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     SECTION 5. AMENDMENTS. These By-Laws may be altered, amended, or repealed, and new By-Laws may be adopted from time to time, by action of the Board of Directors, unless reserved to the stockholders in the Articles of Incorporation, provided that any such action by the Board of Directors shall be subject to repeal or change by action of the shareholders.

     I, Shirley A. Hewitt, Secretary of the corporation above named, do hereby certify the By-Laws stated herein to be a true and complete copy of the Restated By-Laws as adopted by its Board of Directors.

                          MEMORANDUM OF UNDERSTANDING

This Agreement, effective as of November 17, 1997 is entered into by and between CTA INCORPORATED, a Colorado corporation having a principal place of business at 6116 Executive Boulevard, Suite 800, Rockville, Maryland 20852 (hereinafter referred to as "CTA" or "Company") and Capitol Securities Management Incorporated, a Virginia corporation having a principal place of business at 8301 Greensboro Drive, McLean, Virginia 22102 (hereinafter referred to as "Capitol").

WHEREAS, CTA has filed a Registration Statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission and;

WHEREAS, CTA is trading the common stock of CTA among the shareholder universe defined as current or former employees, consultants, and directors of CTA and;

WHEREAS, Capitol continues to provide its services as a broker/dealer for all of CTA's stock transactions and in order to facilitate a "limited" market for CTA common stock in the most economical fashion;

Now, therefore, in consideration of the mutual covenants and promises set forth herein, the parties do hereby agree as follows:

             ARTICLE I: RELATIONSHIP AND OBLIGATION OF THE PARTIES

1.1 CTA intends to effect a tender offer (the "Tender Offer") to repurchase up to 200,000 shares of its common stock on November 26, 1997. This Tender Offer will terminate on December 31, 1997, unless extended by CTA.

1.2 Capitol, as the exclusive broker and dealer for the limited market of CTA common stock, agrees to the use of its name, Capitol Securities, by CTA in the S-1 Registration Statement and the Schedule 13E-4 to be filed in connection with the Tender Offer.

1.3 As broker/dealer for CTA, Capitol will provide the following services:

     (a) Each employee or shareholder who elects to buy or sell CTA common stock will have an account established by Capitol;

     (b) On the trade day +1, a confirmation of purchases or sales will be generated giving the price per share, number of shares, commission paid, net dollars transacted, and settlement date. Standard industry practice is for settlement to occur three (3) business days after the trade date. Cash to purchase stock or shares to be delivered for sale must be received at Capitol by settlement day. Extensions of settlement can be arranged, however, margin interest will be charged for late payment. Money market interest will be paid on cash balances in excess of $1000 in accounts. A regular account will be insured up to $500,000 by the SIPC. Additional insurance to Correspondent Services Corporation limits.

     (c) During the internal market operation and during the period of the Tender Offer (including any extensions thereof) Capitol will supply CTA with special reports of activity as will be specified later.

     (d) In addition, Capitol agrees to provide at CTA's request, guidance and consulting services relating to the regulations governing control, restricted and shelf-registered stock and the filing of required reports and forms.

     (e)  Commissions and fees will be paid in accordance with the provisions of
          Article II and will cover all costs associated with the accounts, producing the confirmations, timely collection and disbursement of funds, generating monthly statements and other reports to be specified. For the one time repurchase transaction in connection with the Tender Offer, CTA has agreed to pay all commissions; the seller shall incur no costs/commissions.

1.4 Capitol will act as CTA's broker/dealer for all stock transactions including the issuance of stock pursuant to the Company's existing and future stock option programs and the replacement of lost or stolen certificates in accordance with the by-laws of the Company. Stock issued will be in the same form as all other CTA transactions.

1.5 CTA will close buyers indications of interest two (2) weeks following the effective date of the S-1 Registration. In the event the effective date of the S-1 Registration Statement changes, the above subsequent events will be adjusted accordingly.

1.6 CTA will govern the extent to which Company employees have access to financial advice from Capitol. In no case will CTA employees be solicited by Capitol without prior written CTA approval for Capitol financial advice or financial services or any other matter.

                       ARTICLE II: COSTS AND FEE PAYMENTS

2.1 Except as specifically identified below, each party will bear all costs, risks and liabilities incurred by it arising out of its obligations and efforts pursuant to this agreement.

2.2. CTA agrees to pay Capitol an annual fee of four thousand dollars ($4000) to cover the costs of the initial set-up of the administrative functions, guidance and consulting advice, and special reports or filings in accordance with paragraph 1.4. CTA agrees to pay Capitol Securities Management a one time administrative fee of five thousand dollars ($5000) plus postage fees for handling the Tender Offer transaction.

2.3 Capitol is authorized to charge broker commissions of 1.5% of the value of the transactions, to be paid by the seller except in connection with the Tender Offer when commissions will be paid by CTA.

2.4 There will be no additional costs associated with the function of the limited market beyond those specified in this Agreement.


                      ARTICLE III: PROPRIETARY INFORMATION

3.1 During the term of this Agreement, the parties, to the extent of their right to do so, and as is required for each to perform its obligations hereunder, may exchange proprietary and confidential information.

3.2 Only that information disclosed in written form and identified by a mark thereon as proprietary, or oral information which is identified as proprietary at the time of disclosure and confirmed in writing within ten (10) days of its disclosure, shall be considered proprietary and subject to this Agreement.

3.3 The exclusive points of contact with respect to the delivery and control of proprietary information disclosed hereunder are designated by the parties as follows:

     Capitol Securities Management, Inc.         CTA INCORPORATED
     Attn: Joseph Jianos                         Attn: John Wagner
     8301 Greensboro Drive, Suite 150            6116 Executive Blvd., Suite 800
     McLean, Virginia 22102                      Rockville, Maryland 20852

Either party may change its point of contact by written notice to the other.

3.4 Information identified and disclosed as provided in this Agreement shall be held in confidence for a period of five (5) years from the date of receipt. During such period, such information shall be used only for the purpose of this Agreement and shall not be disclosed to any third party.

3.5 The parties shall have no obligation under this Agreement to hold information in confidence which, although identified and disclosed as stated herein, has been or is:

          a. developed by the receiving party independently and without the benefit of information disclosed hereunder by the disclosing party;

          b. lawfully obtained by the receiving party from a third party without restriction;

          c. publicly available without breach of this Agreement;

          d. disclosed without restriction by the disclosing party to a third party; or

     e. known to the receiving party prior to its receipt from the disclosing party.

3.6 Each party shall use not less than the degree of care used to prevent disclosure of its own proprietary information to prevent disclosure of information received in accordance with this Agreement.

3.7 All information received and identified in accordance with this Agreement shall remain the property of the disclosing party and shall be returned upon request.

                      ARTICLE IV: TERMINATION OF AGREEMENT

4.1 Except as otherwise expressly provided in Article III, "Proprietary Information," of this agreement, and unless extended by mutual written agreement of the parties, this Agreement shall automatically expire December 31, 1998.

                             ARTICLE V: COMMITMENTS

5.1 Nothing in the Agreement shall grant to either party the right to make commitments of any kind for or on behalf of the other party without prior written consent of that party.

                             ARTICLE VI: PUBLICITY

6.1 Either party desiring to issue a news release, public announcement, advertisement, or other form of publicity concerning its efforts in connection with this Agreement shall obtain the prior written approval of the other party before issuing any such publicity.

                       ARTICLE VII: WAIVER AND INVALIDITY

7.1 In the event that one party breaches this Agreement, the failure of the other party to enforce any right under this Agreement shall not be deemed as a waiver of any right hereunder. The rights and remedies of the parties as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies provided by law; additionally, the invalidity in whole or in part of any condition of this Agreement shall not affect the validity of any other condition hereof.

                          ARTICLE VIII: FORCE MAJEURE

8.1 If either party is unable to perform any of its obligations under this Agreement because of an event of Force Majeure, the party which is unable to perform shall be excused from such performance only during the time of the existence of such event.

                             ARTICLE IX: ASSIGNMENT

9.1 Neither party shall sub-license, transfer, assign, hold in trust for another, or otherwise dispose of any or all of its rights, obligations, or interest under this Agreement without prior written consent of the other party.

                            ARTICLE X: GOVERNING LAW

10.1 This Agreement shall be construed and governed by the laws of the State of Colorado except for its conflict of interest laws and shall be deemed executed in said state.

                     ARTICLE XI: ATTORNEY'S FEES AND COSTS

11.1 Each party to this Agreement shall be responsible for its own attorney's fees and costs should either party be required to employ the services of an attorney to enforce any rights granted to it hereunder, or to seek damages for the breach of any covenant contained in this Agreement.

                             ARTICLE XII: CAPTIONS

12.1 The captions for any Article herein are for identification purposes only and are not a part of the substantive provisions of their respective Articles.

                             ARTICLE XIII: CHANGES

13.1 Changes to this Agreement shall be binding only after agreed to in writing signed by both parties.

                              ARTICLE XIV: NOTICE

14.1 Should any notice be required to be given to the other party pursuant to the terms of this Agreement, it shall be in writing and shall be given either by personal delivery or by registered or certified mail to the parties entitled to notice at its address identified in Paragraph 3.3 hereof, or as changed pursuant to the provisions of Article III. Such notice shall be deemed to be given upon personal delivery or three (3) days after posting in the United States mail.

                          ARTICLE XV: ENTIRE AGREEMENT

15.1 The foregoing Articles contain the entire Agreement between the parties which supersedes any prior oral or written agreements, commitments, understandings, or communications with respect to the subject matter of this Agreement.

In consideration of the mutual promises contained herein, the parties have caused this Agreement to be executed by its duly authorized representative.

CTA INCORPORATED                          CAPITOL SECURITIES MGMT., INC.
/S/ John D. Wagner                        /S/ J. Nanayakkara
-------------------------------------     --------------------------------------
By: John Wagner                           By: J.  NANAYAKKARA

-------------------------------------     --------------------------------------
Title: Director         Date 11/26/97     Title: CHAIRMAN          Date 11/26/97
       Treasury, Mgmt.